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EXHIBIT 99.1
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                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
FIRST: That a meeting of the Board of Directors of Auburn National Bancorporation, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4.01" so that, as amended, said Article shall be and read as follows:

The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is 8,700,000 consisting of the following classes:
     (1) 8,500,000 Shares of common stock, $.01 par value per share ("Common Stock"); and

     (2) 200,000 Shares of preferred stock, $.01 par value per share ("Preferred Stock");

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was dully called and help upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said Board of Directors of Auburn National Bancorporation, Inc. has caused this certificate to be signed by Linda D. Fucci, an Authorized Officer, this 12 day of May 1998.

                                        By: /s/ Linda D. Fucci
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                                        Name: Linda D. Fucci
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                                        Title: SVP and CFO
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